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                                                                   EXHIBIT 3.3

                             CERTIFICATE OF TRUST
                                      OF
                     COPELCO CAPITAL FUNDING TRUST 1998-A

         THIS CERTIFICATE OF TRUST OF COPELCO CAPITAL FUNDING TRUST 1998-A (the "Trust") is being duly executed and filed by the undersigned to form a business trust under the Delaware Business Trust Act (12 Del. Code ss.3801 et seq.).

          1. Name. The name of the business trust being formed hereby is Copelco Capital Funding Trust 1998-A

          2. Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is as follows:

               Wilmington Trust Company
               1100 North Market Street
               Rodney Square North
               Wilmington, Delaware 19890-0001
               Attention: Corporate Trust Administration

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust as of the date hereof, has executed this Certificate of Trust.



                              WILMINGTON TRUST COMPANY,
                                as Owner Trustee


                              By: S/E - Harmon
                                 -------------------------------------
                                 Name:  Emmett R. Harmon

                                 Title: Vice President